EXHIBIT 23(B)


                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS

    Inamed Corporation and subsidiaries

    New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 21, 2000, except for note 5(c), which is as of February 1, 2000, relating to the consolidated financial statements and schedule of Inamed Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


    /s/ BDO SEIDMAN, LLP
    New York, New York
    August 4, 2000